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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Pediatrix Medical Group, Inc. on Form S-8 of our report dated January 27, 1997, except as to information presented in Note 14, for which the date is March 26, 1997, on our audits of the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc., as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994 which report is included in the Annual Report on Form 10-K.






COOPERS & LYBRAND L.L.P.



Fort Lauderdale, Florida
October 14, 1997